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                                                               Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-54042, 333-45732, 333-39860, 333-36640,
333-36618, 33-50860, 33-50862, 33-50864, 33-54140, 33-57734, 33-78804, 33-92312,
33-95288, 333-22631, 333-26857, 333-28745, 333-28675,333-40671, 333-46259, 333-
78553, and 333-78551) of ePresence, Inc. of our report dated February 1, 2001 relating to the financial statements, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 1, 2001 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.


/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 2001